Exhibit 2

Appendix 3A.1 - Notification of dividend / distribution Appendix 3A.1 - Notification of dividend / distribution 1 / 6 Announcement Summary Entity name WESTPAC BANKING CORPORATION Security on which the Distribution will be paid WBC - ORDINARY FULLY PAID Announcement Type New announcement Date of this announcement 5/5/2025 Distribution Amount AUD 0.76000000 Ex Date 8/5/2025 Record Date 9/5/2025 Payment Date 27/6/2025 DRP election date Monday May 12, 2025 17:00:00 Refer to below for full details of the announcement

Appendix 3A.1 - Notification of dividend / distribution

Announcement Details

Part 1 - Entity and announcement details

1.1 Name of +Entity

WESTPAC BANKING CORPORATION

1.2 Registered Number Type

ABN

Registration Number

33007457141

1.3 ASX issuer code

WBC

1.4 The announcement is

New announcement

1.5 Date of this announcement

5/5/2025

1.6 ASX +Security Code

WBC

ASX +Security Description

ORDINARY FULLY PAID

Part 2A - All dividends/distributions basic details

2A.1 Type of dividend/distribution

Ordinary

2A.2 The Dividend/distribution:

relates to a period of six months

2A.3 The dividend/distribution relates to the financial reporting or payment period ending ended/ending (date)

31/3/2025

2A.4 +Record Date

9/5/2025

2A.5 Ex Date

8/5/2025

2A.6 Payment Date

27/6/2025

2A.7 Are any of the below approvals required for the dividend/distribution before business day 0 of the timetable?

- **Security holder approval**
- **Court approval**
- **Lodgement of court order with +ASIC**
- **ACCC approval**

Appendix 3A.1 - Notification of dividend / distribution 2 / 6

Appendix 3A.1 - Notification of dividend / distribution

- **FIRB approval**
- **Another approval/condition external to the entity required before business day 0 of the timetable for the dividend/distribution.**

No

2A.8 Currency in which the dividend/distribution is made ("primary currency")

AUD - Australian Dollar

2A.9 Total dividend/distribution payment amount per +security (in primary currency) for all dividends/distributions notified in this form

AUD 0.76000000

2A.10 Does the entity have arrangements relating to the currency in which the dividend/distribution is paid to securityholders that it wishes to disclose to the market?
Yes

2A.11 Does the entity have a securities plan for dividends/distributions on this +security?
We have a Dividend/Distribution Reinvestment Plan (DRP)

2A.11a If the +entity has a DRP, is the DRP applicable to this dividend/distribution?
Yes

2A.11a(i) DRP Status in respect of this dividend/distribution

Full DRP

2A.12 Does the +entity have tax component information apart from franking?
Yes

Part 2B - Currency Information

2B.1 Does the entity default to payment in certain currencies dependent upon certain attributes such as the banking instruction or registered address of the +securityholder? (For example NZD to residents of New Zealand and/or USD to residents of the U.S.A.).
Yes

2B.2 Please provide a description of your currency arrangements

Details of dividend payment options for Westpac Ordinary Fully Paid Shares are available in Westpac's Investor Centre at https://www.westpac.com.au/about-westpac/investor-centre/dividend-information/dividend-payment/

2B.2a Other currency/currencies in which the dividend/distribution will be paid:

Currency	Payment currency equivalent amount per security
GBP - Pound Sterling	GBP
NZD - New Zealand Dollar	NZD

2B.2b Please provide the exchange rates used for non-primary currency payments

2B.2c If payment currency equivalent and exchange rates not known, date for information to be released

6/6/2025

Estimated or Actual?
Actual

Appendix 3A.1 - Notification of dividend / distribution 3 / 6

Appendix 3A.1 - Notification of dividend / distribution

2B.3 Can the securityholder choose to receive a currency different to the currency they would receive under the default arrangements?
No

Part 3A - Ordinary dividend/distribution

3A.1 Is the ordinary dividend/distribution estimated at this time?
No

3A.1a Ordinary dividend/distribution estimated amount per +security

AUD

3A.1b Ordinary Dividend/distribution amount per security

AUD 0.76000000

3A.2 Is the ordinary dividend/distribution franked?
Yes

3A.2a Is the ordinary dividend/distribution fully franked?
Yes

3A.3 Percentage of ordinary dividend/distribution that is franked

100.0000 %

3A.3a Applicable corporate tax rate for franking credit (%)

30.0000 %

3A.4 Ordinary dividend/distribution franked amount per +security

AUD 0.76000000

3A.5 Percentage amount of dividend which is unfranked

0.0000 %

3A.6 Ordinary dividend/distribution unfranked amount per +security excluding conduit foreign income amount

AUD 0.00000000

3A.7 Ordinary dividend/distribution conduit foreign income amount per security

AUD 0.00000000

Part 3E - Other - distribution components / tax

3E.1 Please indicate where and when information about tax components can be obtained (you may enter a url).

A New Zealand imputation credit of NZD 0.06 per Westpac Ordinary Fully Paid Share will attach to the ordinary interim dividend.

3E.2 Please indicate the following information if applicable. (Refer Annual Investment Income Report specification for further information)

Field Name	AIIR Specification Reference	Value	Estimated/Actual
Interest	9.79		
Unfranked dividends not declared to be conduit foreign income	9.80		
	9.81		

Appendix 3A.1 - Notification of dividend / distribution 4 / 6

Appendix 3A.1 - Notification of dividend / distribution Appendix 3A.1 - Notification of dividend / distribution 5 / 6 Unfranked dividends declared to be conduit foreign income Assessable foreign source income 9.91 Tax-free amounts 9.96 Tax-deferred amounts 9.97 Managed investment trust fund payments 9.105 Franked distributions from trusts 9.120 Gross cash distribution 9.121 Interest exempt from withholding 9.122 Capital Gains discount method Non-Taxable Australian property 9.124 Capital gains other Non-Taxable Australian property 9.126 Other income 9.130 Royalties 9.135 NCMI Excluded from NCMI Part 4A - +Dividend reinvestment plan (DRP) 4A.1 What is the default option if +security holders do not indicate whether they want to participate in the DRP? 4A.2 Last date and time for lodgement of election notices to share registry under DRP Monday May 12, 2025 17:00:00 4A.3 DRP discount rate 0.0000% 4A.4 Period of calculation of reinvestment price Start Date 14/5/2025 End Date 5/6/2025 4A.5 DRP price calculation methodology The average of the daily volume weighted average market price per Westpac Ordinary Fully Paid Share sold on the ASX and Cboe Australia during the 17 trading days commencing 14 May 2025 and ending on 5 June 2025 (inclusive), with no discount included, rounded to the nearest cent. 4A.6 DRP Price (including any discount): 4A.7 DRP +securities +issue date Do not participate in DRP (i.e. cash payment)

Appendix 3A.1 - Notification of dividend / distribution Appendix 3A.1 - Notification of dividend / distribution 6 / 6 4A.6 DRP Price (including any discount): AUD 4A.7 DRP +securities +issue date 27/6/2025 4A.8 Will DRP +securities be a new issue? 4A.9 Is there a minimum dollar amount or number of +securities required for DRP participation? 4A.10 Is there a maximum dollar amount or number of +securities required for DRP participation? 4A.11 Are there any other conditions applying to DRP participation? 4A.11a Conditions for DRP participation Participation in the DRP is restricted to shareholders who are resident in, and whose address on the register of shareholders is in, Australia or New Zealand. 4A.12 Link to a copy of the DRP plan rules https://www.westpac.com.au/about-westpac/investor-centre/dividend-information/dividend-reinvestment-plan/ 4A.13 Further information about the DRP Westpac intends to arrange for the purchase of Westpac Ordinary Fully Paid Shares by a third party to satisfy the DRP for the 2025 interim ordinary dividend. For further information on the DRP, including a copy of the DRP terms and conditions, visit https://www.westpac.com.au/about-westpac/investor-centre/dividend-information/dividend-reinvestment-plan/ Part 5 - Further information 5.1 Please provide any further information applicable to this dividend/distribution 5.2 Additional information for inclusion in the Announcement Summary Yes No No No